UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2015

Castle Brands Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 East 42nd Street, Suite 4700, New York, New York		10168
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(646) 356-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Castle Brands Inc., a Florida corporation (the “Company”), held its 2014 annual meeting of shareholders on March 26, 2015. A total of 137,688,615 shares of common stock of the Company were present or represented at the meeting, constituting a quorum.

Listed below are the matters voted upon and the final results of such voting:

1. All of the nominees for director were elected, each to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified, as follows:

Name	For	Withheld	Broker Non-Votes
Mark E. Andrews, III	106,441,103	273,116	30,974,396
John F. Beaudette	106,306,632	407,587	30,974,396
Henry C. Beinstein	106,329,868	384,351	30,974,396
Phillip Frost, M.D.	105,239,790	1,474,429	30,974,396
Glenn L. Halpryn	106,440,686	273,533	30,974,396
Dr. Richard M. Krasno	106,339,152	375,067	30,974,396
Richard J. Lampen	106,350,438	363,781	30,974,396
Steven D. Rubin	105,334,046	1,380,173	30,974,396
Mark Zeitchick	106,345,290	368,929	30,974,396

2. The appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for fiscal 2015 was ratified, as follows:

For	Against	Abstain	Broker Non-Votes
137,328,441	147,428	212,746	0

3. The compensation of the Company’s named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
106,104,558	364,099	245,562	30,974,396

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

March 26, 2015	By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title: Senior Vice President,CFO, Treasurer and Secretary